Exhibit 10.3

Third Amendment to License Agreement

This Third Amendment (“Amendment”), effective as of May 31, 2024 (“Amendment Effective Date”), is entered into by and between Beam Therapeutics Inc., as a successor in interest to Blink Therapeutics Inc., a corporation existing under the laws of the State of Delaware, having a place of business at 238 Main Street, 9th Floor, Cambridge, Massachusetts 02142 (“Licensee”), and the Broad Institute, Inc., a non-profit corporation existing under the laws of Massachusetts, having a place of business at 415 Main Street, Cambridge, MA 02142 (“Broad”).

WHEREAS, Licensee and Broad have entered into that certain License Agreement dated as of May 9, 2018, as amended by that First Amendment to License Agreement between Licensee and Broad effective as of September 4, 2018 and Second Amendment to License Agreement between Licensee and Broad effective as of January 7, 2021, (the “Agreement”);

WHEREAS, Licensee and Broad desire to amend the Agreement to (i) include the interests under the Patent Rights of the National Institutes of Health, National Library of Medicine and Rutgers, The State University of New Jersey, and (ii) to make other edits, each as more fully set forth herein.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.

1.
Amendments to Agreement.
A.
The Agreement is hereby amended by deleting the Recitals in their entirety and replacing them with the following:

“WHEREAS, the technology claimed in the Patent Rights (as defined below) was discovered and developed by researchers at Broad and the Institutions (as defined below);

WHEREAS, Broad, the Massachusetts Institute of Technology (“MIT”, a not-for-profit Massachusetts Corporation with a principal place of business at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139), the President and Fellows of Harvard College (“Harvard”, an educational and charitable corporation existing under the laws and the constitution of the Commonwealth of Massachusetts, having a place of business at Smith Campus Center, Suite 727, 1350 Massachusetts Avenue, Cambridge, Massachusetts 02138), the National Institutes of Health, National Library of Medicine (“NIH/NLM”, having an address at the Office of Technology Transfer, National Institutes of Health, 6701 Rockledge Drive, Suite 700, MS 7788, Bethesda, MD USA 20892-7788) and/or Rutgers, The State University of New Jersey (“Rutgers”, having its university-wide Technology Transfer located at 33 Knightsbridge Rd, Piscataway, NJ 08854), are co-owners of certain of the Patent Rights set forth on Exhibit 1.117;

WHEREAS, pursuant to that certain Operating Agreement by and among Broad, MIT and Harvard, dated July 1, 2009, MIT and Harvard have authorized Broad to act as their sole and exclusive agent for the purposes of licensing their interest in the co-owned Patent Rights, and MIT and Harvard have authorized Broad to enter into this Agreement on their behalf with respect to such Patent Rights;

WHEREAS, pursuant to that certain Joint Invention Administration Agreement by and among Broad, Rutgers and certain other parties thereto, dated September 7, 2018 (the “JIAA”), Rutgers has authorized Broad to act as its sole and exclusive agent for the purposes of licensing its interests in the co-owned Patent Rights and Rutgers has authorized Broad to enter into this Agreement on its behalf with respect to such Patent Rights, in each case subject to the terms of the JIAA;

WHEREAS, pursuant to that Joint Invention Administration Agreement by and between Broad and NIH/NLM, effective September 11, 2019 (the “NIH/NLM JIAA”), NIH/NLM has authorized Broad to act as its sole and exclusive agent for the purposes of licensing its interests in the co-owned Patent Rights and NIH/NLM has authorized Broad to enter into this Agreement on its behalf with respect to such Patent Rights, subject to the terms of the NIH/NLM JIAA;

WHEREAS, the research was sponsored in part by the Federal Government of the United States of America and as a consequence this license is subject to overriding obligations to the Federal Government under 35 U.S.C. §§ 200-212 and applicable regulations;

WHEREAS, Licensee wishes to obtain a license under the Patent Rights;

WHEREAS, Broad and the Institutions desire to have products based on the inventions described in the Patent Rights developed and commercialized to benefit the public;

WHEREAS, such products may be applicable to the improvement of the health of individuals throughout the world; and

WHEREAS, Licensee has represented to Broad, in order to induce Broad to enter into this Agreement, that Licensee shall commit itself to commercially reasonable efforts to develop, obtain regulatory approval for and commercialize such products, and thereafter make them available to the public.”

B.
Article 1 (Definitions) of the Agreement is hereby amended by inserting the following after Section 1.79 (Generic/Biosimilar Product):

“1.79.1 “Government” shall have the meaning set forth in Section 2.2.6.1 (Reserved Government Rights).

1.79.2 “Government Patent Rights” means any Patent Rights designated as such on Exhibit 1.117 (Patent Rights) and any Patent Rights that fall within any of clauses (b) through (g) of Section 1.117 (“Patent Rights”) with respect to such Government Patent Rights.”

C.
Article 1 (Definitions) of the Agreement is hereby amended by deleting Section 1.89 (Institution) in its entirety and replacing it with the following:

“1.89 “Institution” means each of Broad, Harvard, MIT, NIH/NLM and Rutgers individually, and “Institutions” means Broad, Harvard, MIT, NIH/NLM and Rutgers collectively.”

D.
Article 1 (Definitions) of the Agreement is hereby amended by inserting the following after Section 1.110.3 (Net Sales):

“1.110.4 “NIH/NLM” shall have the meaning set forth in the Recitals.”

E.
Article 1 (Definitions) of the Agreement is hereby amended by inserting the following after Section 1.141 (RESCUE Base Editor Patent Rights):

“1.141.1 “Research License” means a nontransferable, nonexclusive license to make and to use any tangible embodiment of the Government Patent Rights and to practice any process(es) included within the Government Patent Rights for purposes of internal research and not for purposes of commercial manufacture or distribution in lieu of purchase. Such internal research includes, but is not limited to, the right to enter into projects permitted under 15 U.S.C. 3710a (the CRADA statute) or other sponsored research projects or collaborations whether or not such collaborations are formal or informal.”

F.
Article 1 (Definitions) of the Agreement is hereby amended by inserting the following after Section 1.148 (Royalty-Bearing Product):

“1.148.1 “Rutgers” shall have the meaning set forth in the Recitals.”

G.
Section 2.2.4 (Reservation of Rights, Certain Restrictions) of the Agreement is hereby amended by deleting Section 2.2.4 in its entirety and replacing it with the following:

“2.2.4 Licensee agrees that any Royalty-Bearing Products used or sold in the United States that are subject to 35 U.S.C. §§ 201-211 and the regulations promulgated thereunder, as amended, or any successor statutes or regulations thereto shall, to the extent required by law, be manufactured substantially in the United States unless a waiver is granted by the relevant authority (for clarity, where otherwise permitted by Applicable Law, the requirements described in this Section 2.2.4 do not require manufacturing in any specific jurisdiction for use or sale outside of the United States); and”

H.
Section 2.2.6 (RESERVED) of the Agreement is hereby amended to read in its entirety as follows:

“2.2.6. Reserved Government Rights.

2.2.6.1
The United States of America, as represented by the Secretary, Department of Health and Human Services (the “Government”) shall have the irrevocable, royalty-free, paid-up right to practice and have practiced the Government Patent Rights throughout the world by or on behalf of the Government and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the Government is a signatory. The licenses granted by Broad to Licensee hereunder shall be subject to this right of the Government.
2.2.6.2
The Government reserves the right to require Broad or Licensee to grant non-exclusive sublicenses under the Government Patent Rights to responsible applicants, on terms that are reasonable under the circumstances when necessary to fulfill health or safety needs or when necessary to meet requirements for public use specified by Federal regulations. In the event that such a sublicense is granted to a responsible applicant, Licensee shall, notwithstanding such sublicense, be deemed to maintain at least non-exclusive rights to the Government Patent Rights under this Agreement.
2.2.6.3
In addition to the reserved rights of Section 2.2.6.2 (Reserved Government Rights), the Government reserves the right to require Broad to grant non-exclusive Research Licenses under the Government Patent Rights to Third Parties on reasonable terms and conditions. The purpose of these Research Licenses is to encourage basic research, whether conducted at an academic or corporate facility. In the event that such a Research License is granted to a Third Party, Licensee shall, notwithstanding such Research License, be deemed to maintain at least non-exclusive rights to the Government Patent Rights under this Agreement.”

I.
Section 7.10 of the Agreement is hereby amended to read in its entirety as follows: “7.10 Enforcement of Government Patent Rights. Notwithstanding anything to the contrary herein, and solely with respect to Infringement of the Government Patent Rights, Licensee (or Broad, pursuant to Section 7.3 (Suit by Broad)) in cooperation with the Government, shall use its reasonable efforts to eliminate any such Infringement without litigation. If the efforts of the parties are not successful in eliminating the Infringement within [***] days after the infringer has been formally notified of the Infringement by Broad or Licensee (as applicable), and, following consultation with the Government, the Government does not separately commence its own suit within such [***] day period with respect to such Infringement, then Licensee (or Broad, pursuant to Section 7.3 (Suit by Broad)) shall have the right to take action with respect to such Infringement, provided that the Government shall retain the right to voluntarily join Licensee’s (or Broad’s) suit. Licensee (or Broad, pursuant to Section 7.3 (Suit by Broad)) shall not take action to compel the Government either to initiate or to join in any suit for Infringement.”

J.
Section 8.6 (Limitation of Liability) of the Agreement is hereby amended by deleting Section 8.6 in its entirety and replacing it with the following:

“EXCEPT WITH RESPECT TO MATTERS FOR WHICH LICENSEE IS OBLIGATED TO INDEMNIFY INDEMNITEES UNDER ARTICLE 9, AND LIABILITY RESULTING FROM A BREACH BY LICENSEE OF THE LICENSE GRANT RESTRICTIONS UNDER SECTION 2.1.2 (LICENSE GRANTS), NEITHER LICENSEE NOR ANY INSTITUTION SHALL BE LIABLE TO THE OTHER PARTY OR INSTITUTIONS, AS APPLICABLE, WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR

(A) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (B) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.”

K.
Section 9.2.1 (Insurance) of the Agreement is hereby amended by deleting Section

9.2.1 in its entirety and replacing it with the following:

“9.2.1 Beginning after the Amendment Effective Date, at the time any research or development on a Royalty-Bearing Product is first initiated by Licensee, or by an Affiliate, Sublicensee or agent of Licensee, Licensee shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than [***] per incident and [***] annual aggregate and naming the Indemnitees as additional insureds. Such commercial general liability insurance shall provide contractual liability coverage. Beginning at the time any Royalty-Bearing Product is being commercially distributed, sold, leased, or otherwise transferred, or performed or used (other than for the purpose of obtaining Regulatory Approvals) by Licensee, or by an Affiliate, Sublicensee or agent of Licensee, Licensee shall also, at its sole cost and expense, procure and maintain product liability coverage and the amounts of both the commercial general liability insurance and the product liability coverage shall be not less than [***] per incident and [***] annual aggregate and naming the Indemnitees as additional insureds. During Clinical Studies of any such Royalty- Bearing Product Licensee shall, at its sole cost and expense, procure and maintain both commercial general liability insurance and product liability coverage in such equal or lesser amount as the insurance coverage for commercialization as Broad or any other Institution shall require, naming the Indemnitees as additional insureds.”

L.
Section 9.2.4 (Insurance) of the Agreement is hereby amended by deleting Section

9.2.4 in its entirety and replacing it with the following:

“9.2.4 Licensee shall maintain such commercial general liability insurance and product liability coverage beyond the expiration or termination of this Agreement during: (a) the period that any Royalty -Bearing Product is being commercially distributed, sold, leased or otherwise transferred, or performed or used by Licensee, or an Affiliate, Sublicensee or agent of Licensee; and (b) a reasonable period after the period referred to in (a) above which in no event shall be less than [***]. Licensee shall maintain commercial general liability insurance and product liability coverage after the expiration or termination of this Agreement relating to research and development or Clinical Studies activities, and thereafter for a period of [***], if the coverage is under a claims-made policy. The minimum amounts of insurance coverage required shall not be construed to create a limit of Licensee’s liability with respect to its indemnification obligations under this Agreement.”

M.
Article 11.5 (Use of Names) of the Agreement is hereby amended by deleting Section

11.5 in its entirety and replacing it with the following:

“11.5 Use of Names. Except as provided below, Licensee shall not, and shall ensure that its Affiliates and Sublicensees shall not, use or register the name “The Broad Institute, Inc.,” “Broad,” “President and Fellows of Harvard College,” the “Massachusetts Institute of Technology,” “Lincoln Laboratory,” “Wyss Institute for Biologically Inspired Engineering at Harvard University,” “Rutgers, The State University of New Jersey,” “National Institutes of Health, National Library of Medicine,” or any variation, adaptation, or abbreviation thereof (alone or as part of another name), or of any of their trustees, directors, officers, faculty, students, staff, employees, agents, or affiliated investigators or any trademark owned by any Institution, or any logos, seals, insignia or other words, names, symbols or devices that identify Broad or Institutions or any Institution’s school, unit, or division (“Institution Names”) for any purpose except with the prior written approval of, and in accordance with restrictions required by the applicable Institution. Without limiting the foregoing, Licensee shall, and shall ensure that its Affiliates and Sublicensees shall, cease all use of Institution Names on the termination or expiration of this Agreement except as otherwise approved by the applicable Institution. This restriction shall not apply to any information required by Law to be disclosed to any governmental entity.”

N.
The Agreement is hereby amended by deleting Exhibit 1.117 (Patent Rights) in its entirety and replacing it with the Exhibit 1.117 (Patent Rights) attached as Exhibit A to this Amendment.
2.
Limited Waiver of Sublicensee Insurance Requirement. Notwithstanding the provisions of Sections 2.4.2.3, Broad agrees to waive compliance with the requirement that a Sublicensee carry insurance under the terms of the first sentence of Section 9.2.1 regarding insurance for research and development on a Royalty-Bearing Product (required of Sublicensees pursuant to Section 2.4.2.3), for the following Sublicensee only: Bio Palette Co., Ltd. This waiver shall expire with respect to such Sublicensee upon the earlier to occur of the following: (i) there is an amendment, extension, restatement or other modification of the Sublicense Agreement for such Sublicensee, or (ii) such Sublicensee utilizes any of the sublicensed Patent Rights in connection with treatment of or research on human beings, whether through a clinical trial, use or testing of a device or technology, or otherwise. The waiver granted pursuant to this Section 2 of the Amendment shall be limited precisely as written, shall apply only to the Sublicensee named in this Section 2 and shall not extend to any failure by a Sublicensee to comply with any other provision of the Agreement or its Sublicense Agreement.

3.
No Other Modifications. Except as specifically set forth in this Amendment, the terms and conditions of the Agreement (including all exhibits thereto) shall remain in full force and effect. Licensee and Broad hereby agree to be bound by provisions substantially identical to Article 11 with respect to this Amendment, mutatis mutandis (which are incorporated herein by reference as they so apply); provided that references to the Agreement provided in Section

11.6 shall be read to apply to the Agreement as amended by this Amendment. Without limiting the foregoing, Broad and Licensee agree that the Agreement, as amended by this Amendment, reflects the sole agreement of the Parties with respect to the inclusion of the interests under the Patent Rights of the National Institutes of Health, National Library of Medicine and Rutgers, The State University of New Jersey.

[Signatures Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

THE BROAD INSTITUTE, INC.

By: /s/ Michael Christiano

BEAM THERAPEUTICS INC.

By: /s/ John Evans

Name: Title:

Michael Christiano Chief Business Officer

Name: Title:

John Evans

CEO

Broad Legal:

[Signature Page to Third Amendment to License Agreement]

Exhibit A – Exhibit 1.117 (Patent Rights)

[***]